UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

MSP Recovery, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LifeWallet
powered by MSP Recovery

2024
Proxy Statement
and
Notice of Annual Shareholders' Meeting

2701 South Le Jeune Road, Floor 10

Coral Gables, Florida 33134

May 15, 2024

Dear fellow LifeWallet stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of MSP Recovery, Inc. d/b/a LifeWallet (the “Company” or “LifeWallet”) to be held at 10:00 a.m. Eastern Time on Wednesday, June 26, 2024 by means of a live virtual-only on-line webcast.

The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be voted upon during the Annual Meeting. At the meeting, we also will report on our business and provide an opportunity for you to ask questions pertaining to our business.

Whether you own a few or many shares of LifeWallet, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting. Your vote is important, and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote: FOR the re-election of all the Class II director nominees, and FOR the ratification of the appointment of Deloitte as the independent registered public accounting firm of the Company for the 2024 fiscal year. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

On behalf of the Board of Directors and the officers and employees of LifeWallet, I would like to take this opportunity to thank our stockholders for their continued support of LifeWallet.

Sincerely,

John H. Ruiz
Chief Executive Officer Chairman of the Board

2024 LifeWallet Proxy Statement

DEFINITIONS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “LifeWallet” refer to MSP Recovery, Inc. d/b/a LifeWallet. As used in this Proxy Statement and Notice of Annual Shareholders’ Meeting, unless otherwise noted or the context otherwise requires, the terms below are defined as follows:

“Algorithm” refers to a set of instructions that perform a particular action. Our team of data scientists and medical professionals create proprietary instruction sets, or “Algorithms,” to identify recovery opportunities within the data sets of our Assignors’ Claims. Our proprietary Algorithms incorporate various data points within the data sets of our Assignors’ Claims, which may include, but are not limited to, medical coding classification systems such as diagnosis codes (e.g., ICD-8/ICD-9/ICD-10 codes), procedure codes (e.g., CPT codes), and drug codes (e.g., NDC codes); non-medical data such as demographics and date ranges; and data from public sources such as crash reports, offense incident reports, and other reports that provide details as to an occurrence. These Algorithms are then applied to our Assignors’ aggregated Claims data, filtering through the billions of lines of data from our Assignors to identify recoverable opportunities consistent with a given Algorithm’s criteria. Identified potential recoveries are then further quality reviewed by our medical team;

“2023 Annual Report” means our Annual Report on Form 10-K for the period ending December 31, 2023, filed with the SEC on April 15, 2024.

“Assignor” means a healthcare payer, provider, or other entity that irrevocably assigned Claims to the Company or a subsidiary thereof;

“Billed Amount” (a/k/a the charged amount or retail price) is the full commercial value of services billed by the provider, or the full charge that the provider would ordinarily bill for the service provided. The Billed Amount for a specific procedure code is based on the provider and may vary from location to location. Where a Billed Amount is not provided in the data received from the Assignor, the Company uses paid amount or paid adjusted values, where available, to extrapolate an approximate Billed Amount value. Where we have to extrapolate a Billed Amount to establish damages, the calculated amount may be contested by opposing parties;

“Board of Directors” or “Board” means the board of directors of the Company;

“Business Combination” means the transactions consummated on May 23, 2022 pursuant to the MIPA (as defined below), as described in more detail in Note 3, Business Combination, to the consolidated financial statements included in our 2023 Annual Report;

“Claim” means the right, title to, and/or interest in, any and all claims or potential claims, including all related reimbursement and recovery rights, which the Company has, may have had, or may have in the future assigned to it (whether or not asserted), including all rights to causes of action and remedies against any third-party, whether a primary payer or responsible party, at law or in equity. The term “Claim” typically includes but is not limited to: (i) claims arising under consumer protection statutes and laws; (ii) claims arising under the Medicare and Medicare Advantage secondary payer statutes, whether based in contract, tort, statutory right, or otherwise, in connection with the payment to provide healthcare services or supplies; (iii) claims arising under any state statutes and common laws irrespective of the rights that are conferred to the Company through assignment or otherwise; and (iv) all right, title, and interest to any recovery rights that may exist for any potential cause of action where a responsible party or primary payer is liable, even where it has not been established because liability is not yet proven as of the date that the Claim is identified or discovered, together with all receivables, general intangibles, payment intangibles, and other rights to payment now existing or hereafter arising and all products and proceeds of the foregoing;

“Class A Common Stock” means the shares of the Company’s Class A common stock, par value $0.0001 per share;

“Class B Unit” means the non-voting economic Class B Units of Opco, as described in more detail in Note 3, Business Combination, to the consolidated financial statements included in our 2023 Annual Report;

“Class V Common Stock” means the shares of the Company’s Class V common stock, par value $0.0001 per share;

2024 LifeWallet Proxy Statement

“Common Stock” means shares of the Company’s Class A Common Stock and Class V Common Stock;

“Company” means MSP Recovery, Inc. d/b/a LifeWallet, a Delaware corporation;

“CPIA Warrant” means that warrant agreement dated September 30, 2022, whereby the Company granted to Brickell Key Investments, LP (“BKI”) the right to purchase 2,666,667 shares of Class A Common Stock for the purchase price of $0.0025 per share.

“DGCL” means the Delaware General Corporation Law, as may be amended from time to time;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“HMO” means health maintenance organization;

“HPH” means Hazel Partners Holdings, LLC, a Delaware limited liability company;

“Incentive Plan” means the MSP Recovery Omnibus Incentive Plan effective May 18, 2022, a copy of which is filed as an Exhibit 10.16 to our Form S-1 Registration Statement filed on November 30, 2022;

“IPA” means Independent Physician Association;

“Law Firm” means La Ley con John H. Ruiz P.A. d/b/a MSP Recovery Law Firm and MSP Law Firm PLLC;

“LCAP” means Lionheart Acquisition Corporation II, the Company prior to the Closing;

“MAO” means Medicare Advantage organization;

“Members” means members of the MSP Purchased Companies, as defined in the MIPA (as defined below);

“Members’ Representative” means John H. Ruiz, solely in his capacity as the representative of the Members;

“MIPA” means the Membership Interest Purchase Agreement, dated as of July 11, 2021, as described in more detail in Note 3, Business Combination, to the consolidated financial statements included in our 2023 Annual Report;

“MSO” means Management Service Organization;

“MSP Act” means Medicare Secondary Payer Act;

“MSP Laws” means the MSP Act and associated federal regulations;

“MSP Principals” means the Chairman of the Board and Chief Executive Officer, John H. Ruiz, and the Director and Chief Legal Officer, Frank C. Quesada;

“MSP Recovery” means MSP Recovery, LLC, a Florida limited liability company;

“New Warrants” means 1,029,000,000 warrants, each exercisable to purchase 1/25 of one share of Class A Common Stock (but only exercisable in lots of 25 to purchase whole shares), which were issued as a dividend to the holders of record of Class A Common Stock as of the close of business on the date of Closing;

“Opco” means Lionheart II Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company;

“Paid Amount” (a/k/a Medicare Paid Rate or wholesale price) means the amount paid to the provider from the health plan or insurer. This amount varies based on the party making payment. For example, Medicare typically pays a lower fee for service rate than commercial insurers. The Paid Amount is derived from the Claims data we receive from our Assignors. In the limited instances where the data received lacks a paid value, our team calculates the Paid Amount with a formula. The formula used provides rates for outpatient services and is derived from the customary rate at the 95th percentile as it appears from standard industry commercial rates or, where that data is unavailable, the billed amount if present in the data. These amounts are then adjusted to account for the customary Medicare adjustment to arrive at the calculated Paid Amount. Management believes that this formula provides a conservative estimate for the Medicare paid amount rate, based on industry studies which show the range of differences between private insurers and Medicare rates for outpatient

2024 LifeWallet Proxy Statement

services. We periodically update this formula to enhance the calculated paid amount where that information is not provided in the data received from our Assignors. Management believes this measure provides a useful baseline for potential recoveries, but it is not a measure of the total amount that may be recovered in respect of potentially recoverable Claims, which in turn may be influenced by any applicable potential statutory recoveries such as double damages or fines, as described below. This calculation accounts for an approximate 6.59% increase in the total Paid Amount. Where we have to extrapolate a Paid Amount to establish damages, the calculated amount may be contested by opposing parties;

“Recovery Proceeds” means, with respect to any Claim, any and all gross proceeds recovered, including compensation, interest, penalties, and fees which may be paid or payable with respect to such Claim (including any and all cash, securities, instruments or other property which may be paid or issued by defendants or third parties in litigation proceedings in satisfaction of such Claim);

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933, as amended;

“Series” means series of Delaware series limited liability companies, formed pursuant to the Delaware law, that are used by the Company to own and segregate assets, including CCRAs;

“Series MRCS” means Series MRCS, a series of MDA, Series LLC, a Delaware series limited liability company;

“Sponsor” means Lionheart Equities, LLC, a Delaware limited liability company;

“Up-C Unit” means each pair consisting of one share of Class V Common Stock and one Class B Unit, as described in more detail in Note 3, Business Combination, to the consolidated financial statements included in our 2023 Annual Report;

“Virage” means Virage Capital Management LP, a Delaware limited partnership;

“VRM” means Virage Recovery Master LP, a Delaware limited partnership and affiliate of Virage;

“VRM MSP” means VRM MSP Recovery Partners LLC, a Delaware limited liability company and joint investment vehicle of VRM, Series MRCS, and MSP Recovery;

“VRM Warrants” refers to those warrant agreements issued pursuant the Virage MTA Amendment (as defined herein), including an initial warrant (the “Initial Virage Warrant”) and monthly warrants (the “Monthly Virage Warrants”), to purchase Class A Common Stock at $0.0001 per share, each of which will expire two years from the date of issuance.

The Initial Virage Warrant, as amended, was issued effective January 1, 2024 in an amount equal to the quotient of 1% of each calendar month end balance of the Unpaid Base Amount (calculated on a cumulative basis) and the VWAP of a share of Class A Common Stock for the five-day period prior to the issuance, beginning with May 24, 2023 and ending December 31, 2023, thus entitling Virage to purchase 28,298,329 shares of Class A Common Stock, with an expiration date of January 1, 2026.

The Monthly Virage Warrants may be issued each calendar month, beginning with January 31, 2024 until the obligations to Virage are paid in full, in an amount equal to the quotient of 1.0% of each calendar month-end balance (which month-end balance shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and the volume weighted average price of a share of our Class A Common Stock. Until our obligations to Virage are paid in full, the Company has the option every month to pay Virage in one or a combination of: (a) cash, in an amount equal to 1.0% of each calendar month-end balance (which month-end balance shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and/or (b) the issuance of subsequent Monthly Virage Warrants.

“Working Capital Credit Facility” means the credit agreement as described in more detail in Note 11, Claims Financing Obligations and Notes Payable, to the consolidated financial statements included in our 2023 Annual Report;

2024 LifeWallet Proxy Statement

“Yorkville” means YA II PN, Ltd., a Cayman Islands exempt limited partnership fund managed by Yorkville Advisors Global, LP; and

“Yorkville SEPA” means that certain Standby Equity Purchase Agreement by and among the Company and Yorkville, Dated November 14, 2023.

2024 LifeWallet Proxy Statement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar words, in each case, intended to refer to future events or circumstances. Our future results may differ materially from our past results due to various uncertainties and risks, including, but not limited to, those included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in our 2023 Annual Report, as well as other important factors.

2024 LifeWallet Proxy Statement

NOTICE OF MEETING OF ANNUAL SHAREHOLDERS

for MSP Recovery, Inc. d/b/a LifeWallet

May 15, 2024

To the LifeWallet stockholders:

Notice is hereby given that the 2024 Annual Meeting of Stockholders of MSP Recovery, Inc. d/b/a LifeWallet (the “Company”) will be held at 10:00 a.m. Eastern Time on Wednesday, June 26, 2024 by means of a live, virtual-only on-line webcast for the following purposes, as more fully described in the accompanying Proxy Statement:

1.
To re-elect the two Class II directors of the Company as Class II directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal;
2.
To ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the 2023 fiscal year; and
3.
To transact any other business that is properly presented during the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote: (i) FOR the re-election of Michael F. Arrigo and Thomas Hawkins to serve as directors of the Company, and (ii) FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board of Directors has fixed the close of business on April 29, 2024 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on April 29, 2024 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 2701 South Le Jeune Road, Floor 10, Coral Gables, Florida 33134 for a period of ten days prior to the Annual Meeting.

We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies, where permitted. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our shareholders' ability to timely access Annual Meeting materials.

2024 LifeWallet Proxy Statement

We cordially invite you to attend the Annual Meeting. Even if you do not plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying Proxy Statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

By order of the Board of Directors,

John H. Ruiz
Chief Executive Officer Chairman of the Board

YOUR VOTE IS IMPORTANT

Please vote via the Internet or telephone.

Internet: www.proxydocs.com/LIFW

Phone: 1-866-460-4822

If you request a proxy card, please mark, sign, and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide.

2024 LifeWallet Proxy Statement

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JUNE 26, 2024

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors of MSP Recovery, Inc. d/b/a LifeWallet for use at our 2024 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held at 10:00 a.m. Eastern Time on Wednesday, June 26, 2024 by means of a live virtual-only on-line webcast.

Only stockholders of record as of the close of business on April 29, 2024 (the “Record Date”) are entitled to receive notice of and vote during the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 15,899,220 shares of Class A Common Stock outstanding and 124,067,498 shares of Class V Common Stock issued and outstanding and entitled to vote during the Annual Meeting. In accordance with the rules of the SEC, we are furnishing our proxy materials, including this proxy statement and our Form 10-K for the year ended December 31, 2023, to our stockholders via the Internet. On or about May 15, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet and how to vote. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

All references in this Proxy Statement to “we,” “us,” and “our” refer to MSP Recovery, Inc.

2024 LifeWallet Proxy Statement

ABOUT LIFEWALLET

We are a leading healthcare recovery and data analytics company. We focus on the Medicare, Medicaid, and commercial insurance spaces. We are disrupting the antiquated healthcare reimbursement system, using data and analytics to identify and recover improper payments made by Medicare, Medicaid, and commercial health insurers. Medicare and Medicaid are payers of last resort. Too often, they end up being the first and only payers, because the responsible payer is not identified or billed. As Medicare and Medicaid pay a far lower rate than what other insurers are often billed, this costs the healthcare system (and the supporting taxpayers) tens of billions of dollars a year in improper billing and lost recoveries. By discovering, quantifying, and settling the billed-to-paid gap on a large-scale basis, the Company is positioned to generate meaningful annual recovery revenue at high profit margins.

Our access to large volumes of data, sophisticated data analytics, and a leading technology platform provide a unique opportunity to discover and recover Claims. We have developed Algorithms to identify waste, fraud, and abuse in the Medicare, Medicaid, and commercial health insurance segments. Our team of experienced data scientists and medical professionals analyze historical medical Claims data to identify recoverable opportunities. Once potential recoveries are reviewed by our team, they are aggregated and pursued. Pursuant to statute and case law, we believe we have an established basis for future recoveries.

We differ from our competitors as we receive our recovery rights through irrevocable assignments of Claims. As assignees of recovery rights, we assume risks that our competitors do not. Rather than provide services under third-party vendor services contracts, we receive the rights to certain Recovery Proceeds from our Assignors’ Claims (and, in most cases, take assignment of the Claims themselves, allowing us to step into the Assignors’ shoes). As we, or our affiliated entities, are assigned recovery rights associated with Claims, we are the plaintiff in any action filed and therefore exercise control over the direction of the litigation. By receiving Claims through assignment, we can pursue additional recoveries under legal theories. Although we own recovery rights to pursue recoveries on the assigned Claims, for a significant portion of those Claims assigned, our ability to pursue recoveries depends on our ongoing access to data associated with those Claims through data access rights granted to us. The termination of said data access rights would substantially impair our ability to generate recoveries on those Claims.

Our current Claims portfolio has scaled significantly. We are entitled to a portion of any recovery rights associated with approximately $1,544 billion in Billed Amount (and approximately $370 billion in Paid Amount), which contains approximately $88.9 billion in Paid Value of Potentially Recoverable Claims, as of December 31, 2023. We believe it would take any competitor a significant time to amass the portfolio of Claims rights currently owned by us due to, among things, the volume of our Claims data retained and strength of our data analytics, which we believe are key to attracting counterparties willing to assign Claims to us.

Our data recovery system operates across a Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) compliant IT platform incorporating the latest in business intelligence and data technology. Due to the sensitive nature of the data we receive from our Assignors, we ensure that our data systems comply with the security and privacy mandates by federal law. In April 2022, a HITRUST authorized External Assessor Organization and AICPA member firm (the “Assessor”) completed

2024 LifeWallet Proxy Statement

independent assessments of MSP Recovery’s system. These independent assessments verified that we met the healthcare industry’s highest standards in protecting healthcare information and mitigating this risk, including compliance with HIPAA rules and regulations. On March 2, 2023, the Assessor provided MSP Recovery a report demonstrating that our data recovery system’s commitments and system requirements meet or exceed the stringent SOC 2 Type II applicable trust services criteria. On October 13, 2023, HITRUST certified that the platforms, facilities, and supporting infrastructure of our organization meet the HITRUST CSF® v11.1.0 Implemented, 1-year (i1) certification criteria. For our cloud computing services, we currently use Amazon Web Services, which is also HITRUST certified.

2024 LifeWallet Proxy Statement

COMPANY HIGHLIGHTS

1 Humana Med. Plan, Inc. v. W. Heritage Ins. Co., 832 F.3d 1229 (11th Cir. 2016).

2 MSPA Claims 1, LLC v. Tenet Fla., Inc., 918 F.3d 1312 (11th Cir. 2019).

3 MSPA Claims 1, LLC v. Kingsway Amigo Ins. Co., 950 F.3d 764 (11th Cir. 2020).

4 MSP Recovery Claims, Series LLC v. Ace Am. Ins. Co., 974 F.3d 1305 (11th Cir. 2020).

2024 LifeWallet Proxy Statement

Our Claims Recovery Model: Discover. Recover.

Discover. We believe our access to large volumes of data, sophisticated data analytics, and a leading technology platform provide a unique ability to discover potentially recoverable claims. Using Algorithms, we identify fraud, waste, and abuse in the Medicare, Medicaid, and commercial insurance segments. Our Algorithms have identified what we estimate to be significant value in potentially recoverable claims. Of the amount spent yearly by Medicare on medical expenses for its beneficiaries, we estimate that at least 10% are improper payments by private Medicare Advantage plans where a primary payer was responsible to make the payment. We seek recoveries of the billed amount from responsible primary payers, and in some instances, double damages and statutory interest pursuant to the MSP Laws.

Recover. We receive our recovery rights through irrevocable assignments. We pursue recoveries using a variety of methods, including, but not limited to, demand letters, litigation, private lien resolution programs, and the submission of Claims to mass tort or antitrust settlement coordinators. We quantify and pursue recoveries based on the billed amount (or full commercial value) of service rendered, as opposed to discounted paid amounts based on Medicaid or Medicare rates. Under existing statute and case law, the private cause of action under the MSP Act permits the pursuit of an award of double damages when a primary plan fails to provide for primary payment or appropriate reimbursement. In addition, the Company is entitled to pursue interest pursuant to Section 1862(b)(2)(B)(ii) of the Social Security Act and 42 C.F.R. § 411.24(m), which provides express authority to assess interest on Medicare Secondary Payer debts. As a result, we believe we are positioned to generate substantial annual recovery revenue at high profit margins for our assigned Claims.

The LifeWallet Ecosystem

LifeWallet is a versatile, scalable, and expandable data ecosystem, where tokenized data is stored in a secure, user friendly platform with multiple applications. Although development is ongoing, initial beta testing has provided real-time or near real-time analytics at the point of care, with the intent of helping to identify primary insurers and assist providers in receiving reasonable and customary rates for accident-related treatment, shorten the collection time frame, and increase revenue visibility and predictability for its users. Proper documenting of claims by providers continues to be a pain point for providers—an industry wide problem that LifeWallet is addressing with high success rates in real-time testing environments. Consumer facing developments (business to consumer or “B2C”) continue to be addressed contemporaneously with features aimed at providers (business to business or “B2B”); but the B2C roll out has been scaled back as immediate B2B opportunities arise that will eventually allow the end consumer to have better access to their healthcare data.

A number of applications that will be powered by LifeWallet are currently in development. During 2023, these developments continued in a structured and robust manner. Some of the LifeWallet applications have been paused, as explained below, while others have been newly developed to pursue different business models. These include:

2024 LifeWallet Proxy Statement

LifeWallet EHR. The LifeWallet EHR platform is currently being tested for two initial potential business models. LifeWallet underwent and passed a rigorous vetting process with a large health information network in the U.S, which has access to over 95% of hospitals, 750,000 medical providers, major medical laboratories, and governmental entities that gather and store electronic health records (“EHR”) in varying platforms. EHR interconnectivity is a required mandate in the U.S. under the Office of the National Coordinator for efficient treatment and care of patients in the U.S. LifeWallet EHR is currently testing access to nationwide EHR for Medicare Service Organizations (“MSO”), mass tort law firms requiring EHR for causation evidence through medical records to prove a case, and Public Service Answering Points (“PSAP”) for 911 access to EHR during a medical emergency.

Chase to Pay. A real-time, or near real-time analytics driven platform that identifies the proper primary payer at the point of care, Chase to Pay is intended to interface with real-time medical utilization platforms utilized by providers at the point of care. As our recovery litigation progresses, this iteration of the LifeWallet platform continues to evolve into a principal instrument being utilized to pursue future recoveries. The model locates and organizes medical records to facilitate efficient access and enable informed decision-making and improved patient care. As previously disclosed, we believe that Chase to Pay will form the basis of our core business in the future, as the existing core business and Chase to Pay are symbiotic. Chase to Pay is powered, in part, by Palantir Technologies’ Foundry platform, utilizing LifeWallet's industry knowledge.

LifeChain. LifeChain continues development in order to tokenize healthcare Claims and patient records using blockchain technology, to enable adjudication of Claims upfront, in real-time, with complete transparency. LifeChain aims to reduce costs, maximize provider revenue, improve patient care, and eliminate fraud, while maintaining patient privacy using decentralized biometric authentication and a robust dashboard for user-specific analytics. The platform has the flexibility to adapt to user-specific requirements.

LifeWallet 911. LifeWallet 911 continues to be developed for utilization by emergency service organizations, including PSAPs, to improve the facilitation of emergency services by providing 911 operators, dispatchers, and emergency medical providers with immediate access to vital information to reduce response times and improve patient outcomes.

LifeWallet Legal. LifeWallet Legal continues to be developed within the LifeWallet ecosphere, incorporating the existing platform Case & Lien platform to incorporate EHR/PHI through LifeWallet EHR. LifeWallet Legal will continue to evolve as platforms are rolled in the mass tort space and the need for EHR continues to rise under evidentiary standards in the courts.

LifeWallet Health. The LifeWallet Health platform has been integrated with other platforms in the LifeWallet ecosphere; as such, its rollout has been postponed indefinitely to prioritize other platform developments. In conjunction with LifeWallet EHR, member/users will remain in control over their healthcare data by providing easy access to their medical history, and utilizing a wide variety of data points to improve overall patient care.

LifeWallet Sports. LifeWallet Sports, as of its last iteration, predominantly remained in the collegiate athletics space. LifeWallet Sports connected brands with college athletes on this platform, which has evolved into a social media and podcast platform. The Name, Image, and Likeness (“NIL”) rights space has been tempered with the entry of educational institutions and competent governmental authorities into the space of regulation and standardization. LifeWallet Sports is a pioneer in the area,

2024 LifeWallet Proxy Statement

essentially setting and implementing guiding standards in the once nascent space. A strong undertow has caused this platform to retreat from the initial business model and search for alternative streams of income. By connecting athletes with brands and businesses, the platform assisted with deal negotiation and rule compliance, and enabled brands and businesses to identify talent, schedule events, and monitor campaigns.

LifeWallet EDU. LifeWallet EDU was being developed for schools, but has been paused to prioritize other LifeWallet platforms. Our market testing revealed that educational institutions typically use third party software solely for administrative capabilities of those platforms, and are not equipped to handle the robust features within the LifeWallet EDU, which incorporated, security, student monitoring, parental integration, and other features that the educational institutions surveyed were not ready to adopt.

For more information about LifeWallet, please refer to our website at www.LifeWallet.com.

2024 LifeWallet Proxy Statement

ABOUT THE MEETING

What is the date, time, and place of the Annual Meeting?

LifeWallet’s 2024 Annual Stockholders’ Meeting will be held on Wednesday, June 26, 2024, beginning at 10:00 a.m. Eastern Time, by means of a live virtual-only on-line webcast.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of:

1.
To re-elect two Class II directors of the Company as Class II directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal;
2.
To ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the 2024 fiscal year; and
3.
To transact any other business that is properly presented during the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on April 29, 2024, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 15,899,220 shares of Class A Common Stock outstanding and 124,067,498 shares of Class V Common Stock outstanding , all of which are entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our headquarters at 2701 South Le Jeune Road, Floor 10, Coral Gables, Florida 33134 for a period of ten days prior to the Annual Meeting.

What are the voting rights of the holders of our Common Stock?

Holders of our Common Stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

How can I attend the Annual Meeting?

In order to attend the Annual Meeting, you must register in advance at https://www.proxydocs.com/LIFW. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to vote and submit questions during the Annual Meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. You will find more information on the matters for voting on the following pages.

2024 LifeWallet Proxy Statement

If you are a stockholder of record, you may vote by using the Internet, by telephone, by mail, or during the Annual Meeting via the Internet. If you are a beneficial owner, please follow the voting instructions provided in the notice you receive from your broker, bank, or other nominee, and direct such organization to vote your shares in accordance with your instructions. A beneficial holder may also attend the Annual Meeting, but because a beneficial owner is not a stockholder of record, you may not vote during the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process.

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time.

What constitutes a quorum?

The presence at the meeting, in person, or by proxy, of the holders of Common Stock representing a majority of the combined voting power of our Common Stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 15,899,220 shares of Class A common stock outstanding and 124,067,498 shares of Class V common stock outstanding, all of which are entitled to be voted at the annual meeting.

What vote is required to approve each item?

The vote required to elect our two Class II directors named in this proxy statement, each for a three-year term expiring at the 2027 Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes of the shares of Common Stock cast at the Annual Meeting. The vote required for the ratification of the selection of Deloitte as our auditor is the affirmative vote of a majority of the votes cast at the Annual Meeting.

The inspector of election for the Annual Meeting shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes will not be counted as votes cast for the election of directors, and thus will not have any impact on the results of such elections. On other matters submitted for a vote, including the ratification of the selection of Deloitte as our auditor, broker non-votes will not be counted as votes cast, and abstentions will be treated as a vote “against.” If less than a majority of the combined voting power of the outstanding

2024 LifeWallet Proxy Statement

shares of Common Stock is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

What are the Board’s recommendations?

As more fully discussed under Summary of Matters to be Voted On, our Board of Directors recommends a vote FOR the re-election of the two Class II director nominees named in this proxy statement; and a vote FOR the ratification of the selection of Deloitte as auditor.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the re-election of our two Class II director nominees named in this proxy statement; and (2) FOR the ratification of the selection of Deloitte as auditor. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

You can vote in any of the following ways. Please check your proxy card or contact your broker for voting instructions.

If your shares are registered in your name (as a stockholder of record):

•
To vote by Internet or telephone: Log on to the website or call the toll-free number set forth in the notice of meeting mailed to you and follow the instructions.
•
To vote by mail: If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
•
To vote during the meeting: Withdraw your earlier proxy and vote at the Annual Meeting via the Internet.

If your shares are held in “street name”:

•
You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.” Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), the Director Election Proposal is non-routine and, as such, a broker does not have the discretion to vote on the Director Election Proposal if such broker has not received instructions from the beneficial owner of the shares represented. The Auditor Ratification Proposal is considered a routine proposal and may be voted in the absence of instructions.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to

2024 LifeWallet Proxy Statement

the exercise of that proxy, by voting in person at the Annual Meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile, and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

2024 LifeWallet Proxy Statement

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known by us regarding the beneficial ownership of the Common Stock as of April 29, 2024, by:

•
each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;
•
each of our current Named Executive Officers and directors; and
•
all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise noted, all information with respect to beneficial ownership has been furnished by the respective five percent or more stockholders, directors or named executive officers, as the case may be. The beneficial ownership percentages set forth in the table below are based on the Common Stock issued and outstanding as of April 29, 2024. Unless otherwise noted, all persons listed below can be reached at MSP Recovery, Inc., 2701 South Le Jeune Road, Floor 10, Coral Gables, Florida 33134.

Beneficial Stock Ownership Table
	Class A Common Stock (1)		Class V Common Stock (2)
Beneficial Owner Name	Number of Shares	%	Number of Shares	%
Named Executive Officers & Directors
John H. Ruiz (3)(4)	85,712,930	86.32%	83,366,304	67.19%
Frank C. Quesada (5)(6)	36,351,878	69.95%	36,055,614	29.06%
Ricardo Rivera (7)	1,868	*	-
Alexandra Plasencia (8)	1,433	*	-
Michael F. Arrigo	23,588	*	-
Beatriz Assapimonwait	-	*	-
Roger Meltzer (9)(10)	70,933	*	-
Thomas W. Hawkins (9)(11)	120,933	*	-
Ophir Sternberg (9)(12)	25,305,233	61.75%	-
Francisco Rivas-Vasquez	-	-	-
All directors and officers as a group (10 individuals)	147,588,796	91.90%	119,421,918	96.26%

5% Stockholders
Series MRCS (13)	16,539,120	50.99%	16,539,120	13.33%
Brickell Key Investments LP (14)	2,666,667	14.36%	-
Oliver SPV Holdings LLC (15)	2,381,603	13.04%	-
Virage Recovery Master LP (16)	1,764,617	9.99%	3,739,964	3.01%
YA II PN, Ltd. (17)	1,761,109	9.99%	-
Alex Ruiz (18)	1,680,000	10.57%	-
Palantir Technologies, Inc. (19)	1,218,805	7.67%	-
Paul Rapisarda (20)	876,474	5.23%	-

2024 LifeWallet Proxy Statement

* Less than one percent (1%)

1.
Includes shares of Class A Common Stock issuable pursuant to derivatives (including Up-C Units and warrants) exercisable within 60 days of April 29, 2024, and New Warrants exercisable to purchase 1/25 of one share (post Reverse Stock Split, of Class A Common Stock, but only exercisable in lots of 25 to purchase whole shares).
2.
Shares of Class V Common Stock are non-economic voting shares of the Company.
3.
Includes 912,786 shares of Class A Common Stock and 846,000 warrants directly held by Mr. Ruiz. In addition to securities directly held by Mr. Ruiz in his individual capacity, includes shares held by the following entities Jocral Family LLLP, Ruiz Group Holdings Limited, LLC and Series MRCS, a series of MDA, Series LLC, a Delaware series limited liability company (“Series MRCS”), including shares held by Series MRCS for the benefit of Jocral Holdings LLC. Reported figures do not include securities held by John Ruiz II, Mr. Ruiz’s son, in his capacity as a Member, or by Alex Ruiz, Mr. Ruiz’s son, of which Mr. Ruiz disclaims beneficial ownership.
4.
Reported figures do not include any attributed ownership based on Mr. Ruiz’s investment in VRM, which have been transferred to affiliated trusts of Mr. Ruiz and of which Mr. Ruiz disclaims beneficial ownership. Messrs. Ruiz and Quesada together invested in VRM, which investment represented a 1.14% ownership interest in VRM. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment. As a result, the indirect beneficial ownership attributable to such affiliated trusts would be 0.8% of VRM.
5.
Includes 280,282 shares of Class A Common Stock and 399,539 warrants directly held by Mr. Quesada. In addition to securities directly held by Mr. Quesada in his individual capacity, includes shares held by Quesada Group Holdings LLC and Series MRCS.
6.
Reported figures do not include any attributed ownership based on Mr. Quesada’s investment in VRM, which have been transferred to affiliated trusts of Mr. Quesada and of which Mr. Quesada disclaims beneficial ownership. Messrs. Ruiz and Quesada together invested in VRM, which investment represented a 1.14% ownership interest in VRM. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment. As a result, the indirect beneficial ownership attributable to such affiliated trusts would be 0.3% of VRM.
7.
Consists of 1,868 shares of Class A Common Stock.
8.
Consists of 1,433 shares of Class A Common Stock held by the spouse of Alexandra Plasencia.
9.
The business address for each of these individuals is c/o, Lionheart Equities LLC, 4218 NE 2nd Avenue, Miami, Florida 33137.
10.
Roger Meltzer has been a member of the Board since 2021. Beneficial ownership includes 23,733 shares of Class A Common Stock and 1,180,000 New Warrants.
11.
Thomas Hawkins has been a member of the Board since 2021. Beneficial ownership includes (i) 26,133 shares of Class A Common Stock and 1,180,000 New Warrants held in an individual capacity, and (ii) 400 shares of Class A Common Stock and 1,180,000 New Warrants held by the Estate of Steven R. Berrard. Thomas Hawkins holds sole voting and investment control over the shares held by the Estate of Steven R. Berrard as the personal representative.
12.
Includes (i) 23,333 shares of Class A Common Stock held in an individual capacity, (ii) 23,300 shares of Class A Common Stock and 118,000,000 New Warrants owned by Lionheart Investments, LLC; (iii) 40,000 shares of Class A Common Stock and 118,000,000 New Warrants owned by Star Mountain Equities, LLC; (iv) 97,403 shares of Class A Common Stock and 273,029,937 New Warrants owned by Sponsor; and (v) 40,000 shares of Class A Common Stock and 118,000,000 New Warrants owned by the 2022 OS Irrevocable Trust. Mr. Sternberg holds sole voting and investment control over the shares held by each of Lionheart Investments, LLC, Star Mountain

2024 LifeWallet Proxy Statement

Equities, LLC, and Sponsor as the sole manager. Mr. Sternberg’s spouse holds sole voting and investment control over the shares owned by the 2022 OS Irrevocable Trust as its trustee and as a result, Mr. Sternberg may be deemed to have beneficial ownership of the shares owned by the 2022 OS Irrevocable Trust.
13.
Includes 4,961,736 Up-C Units held by Series MRCS that are beneficially owned by Frank C. Quesada and 11,577,384 shares beneficially owned by John H. Ruiz (including through his affiliate, Jocral Holdings, LLC).
14.
Includes 2,666,667 shares of Class A Common Stock issuable upon exercise of the CPIA Warrant pursuant to the Warrant Agreement, as amended, with Brickell Key Investments LP (“BKI”). BKI is a Delaware limited partnership with two non-US entities as partners. The ultimate beneficial owner for BKI is NatWest Pension Trustee Limited, the trustee for one of the five largest pension funds in the UK.
15.
Beneficial ownership includes 21,998 shares of Class A Common Stock and 58,990,077 New Warrants as reported in Form 3 filed with the SEC on July 12, 2022. Alan Rubenstein holds sole voting and investment control over the shares held by Oliver SPV Holdings, LLC as its manager. The address for Mr. Rubenstein and Oliver SPV Holdings, LLC is 822 Oliver Street, Woodmere, New York 11598.
16.
The reported beneficial ownership includes 31,612 shares of Class A Common Stock, and up to 1,729,497 shares of Class A Common Stock that VRM, or entities associated with VRM, may acquire within 60 days from the exchange or exercise of Up-C Units or warrants, respectively, the exchange and exercise of which are subject to 9.99% beneficial ownership limitations (the “Beneficial Ownership Limitations”). VRM owns 31,497 shares of Class A Common Stock and it is the owner of record Up-C Units that may be exchanged for up to 3,739,964 shares of Class A Common Stock, subject to the Beneficial Ownership Limitations, and warrants exercisable for up to 62,073,998 shares of Class A Common Stock, subject to the Beneficial Ownership Limitations. Virage Recovery Participation LP owns 115 shares of Class A Common Stock and it is the owner of record of Up-C Units that may be exchanged for up to 683,815 shares of Class A Common Stock, subject to the Beneficial Ownership Limitations. The reported beneficial ownership percentage gives effect to the Beneficial Ownership Limitations, and is based on 15,899,220 shares of Class A Common Stock outstanding as of April 29, 2024, and an additional 1,729,497 shares of Class A Common Stock that may be acquired by VRM, or entities associated with VRM, within 60 days of April 29, 2024. Virage Recovery LLC, a Texas limited liability company, is the sole general partner of both Virage Recovery Master LP and Virage Recovery Participation LP. The sole members of Virage Recovery LLC are Edward Ondarza and Martin Shellist.
17.
YA II PN, Ltd. is deemed to be the indirect beneficial owner of 1,764,617 shares of Class A Common Stock that YA II PN, Ltd. may acquire under the SEPA or the Convertible Notes within 60 days (based on 15,899,220 shares of Class A Common Stock outstanding as of April 29, 2024, and the additional 1,764,617 shares of Class A Common Stock that may be acquired within 60 days, and subject to the 9.99% ownership limitations).
18.
Alex Ruiz is the son of John H. Ruiz, the Company’s Chief Executive Officer.
19.
Beneficial ownership includes 1,218,805 shares of Class A Common Stock.
20.
Beneficial ownership includes 9,445 shares of Class A Common Stock and 867,029 shares of Class A Common Stock issuable upon exercise of New Warrants as reported in Form 4 filed with the SEC on May 2, 2023.

2024 LifeWallet Proxy Statement

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors divided into three classes: Class I, Class II and Class III. There are currently two Class I directors, two Class II directors, and three Class III directors, with one class being elected each year to serve a staggered three-year term.

•
Class I directors shall serve for a term expiring at the 2026 Annual Meeting of Stockholders;
•
Class II directors shall serve for a term expiring at the 2027 Annual Meeting of Stockholders; and
•
Class III directors shall serve for a term expiring at the 2025 Annual Meeting of Stockholders.

At this Annual Meeting and each Annual Meeting thereafter, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election, or until their successors have been duly elected and qualified.

Our Class I directors are Roger Meltzer and Beatriz M. Assapimonwait; our Class II directors are Michael F. Arrigo and Thomas Hawkins; and our Class III directors are John H. Ruiz, Frank C. Quesada, and Ophir Sternberg.

Our Board of Directors is recommending that Michael F. Arrigo and Thomas Hawkins, our Class II directors, be re-elected to serve for a term until the 2027 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal. If Michael F. Arrigo or Thomas Hawkins become unavailable for any reason, including a situation which is not anticipated, substitute nominees may be proposed by the Board, and any shares represented by proxy will be voted for the substitute nominee, unless the Board reduces the number of directors.

2024 LifeWallet Proxy Statement

The following tables set forth certain information concerning the nominees for Class II directors and each of the other members of the Board of Directors:

Directors and Executive Officers Summary

Below are the names of and certain information regarding our executive officers and directors:

Directors	Age	Position
John H. Ruiz	57	Class III Director
Frank C. Quesada	44	Class III Director
Ophir Sternberg	54	Class III Director
Beatriz Maria Assapimonwait	62	Class I Director
Michael Arrigo	65	Class II Director
Thomas Hawkins	63	Class II Director
Roger Meltzer	73	Class I Director

Executive Officers		Position
John H. Ruiz	57	Chief Executive Officer
Frank C. Quesada	44	Chief Legal Officer
Ricardo Rivera	52	Chief Operating Officer
Francisco Rivas-Vasquez	45	Chief Financial Officer
Alexandra Plasencia	39	General Counsel

Director and Director Nominee Skills and Experience Matrix

Our directors and director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills. The skills and experience matrix below summarizes some of the key attributes that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. This skills and experience matrix is not intended to be an exhaustive list of each of our directors’ and director nominees’ skills or contributions to the Board.

Director	Executive Leadership	Public Company Board Experience	Healthcare Industry Experience	Tech Industry Experience	Legal/ Regulatory Experience	Account'g/ Finance Experience	Cyber- security Experience	Risk Mgmt Experience	Public Policy Experience	Capital Markets Experience	ESG Experience
John H. Ruiz	✓		✓	✓	✓	✓		✓
Frank C. Quesada	✓		✓	✓	✓		✓		✓
Ophir Sternberg	✓	✓		✓						✓
Thomas W. Hawkins	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓
Roger Meltzer	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓
Beatriz Assapimonwait	✓	✓	✓	✓	✓
Michael F. Arrigo	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓

2024 LifeWallet Proxy Statement

DIRECTORS

John H. Ruiz
Founder, Chief Executive Officer & Chair of the Board
Director since: 2022
Age: 57
Committees: Nominating & Corporate Governance

Experience: John H. Ruiz is a founder of LifeWallet and has served as Chief Executive Officer since the Company’s inception (in 2014 as MSP Recovery). Mr. Ruiz was named one of Lawyers of Distinction’s “2023 Power Lawyers,” for his accomplishments in healthcare law. He was also named “2019’s DBR Florida Trailblazer,” for his work in integrating data analytics into the practice of law, and for its positive impact on healthcare recoveries across the mainland U.S. and Puerto Rico. Over the course of his 30-year legal career, Mr. Ruiz has gained national recognition in class action, mass tort litigation, MDL consolidated cases, medical malpractice, products liability, personal injury, real estate, and aviation disaster cases. Recently, Mr. Ruiz led the legal strategy in the landmark victory handed down by the U.S. Court of Appeals for the Eleventh Circuit, in MSP Recovery Claims, Series LLC v. ACE Am. Ins. Co. (11th Cir. 2020). In addition, he has certified more than 100 class actions and led MSP Recovery’s participation in Humana Med. Plan, Inc. v. W. Heritage Ins. Co. (11th Cir. 2016); MSP Recovery, LLC v. Allstate Ins. Co. (11th Cir. 2016); and MSPA Claims 1, LLC v. Kingsway Amigo Ins. Co. (11th Cir. 2020). Mr. Ruiz has been involved as counsel in cases that have totaled more than $20 billion in settlements. These class actions resulted in some of the largest awards in Florida against major insurance companies. In total, Mr. Ruiz has certified class actions against major car insurers in the State of Florida, resulting in the current and potential redistribution of billions of dollars in improperly paid claims spanning a period of more than 10 years. Starting as early as 1996, Mr. Ruiz filed class-action lawsuits on behalf of more than 30,000 Miami-Dade County residents against the Florida Department of Agriculture for trespassing onto the private properties of homeowners and chopping down their citrus trees without any compensation. The case was ultimately certified, and the Department of Agriculture directly compensated all members of the aggrieved class. In 2001, Mr. Ruiz represented consumers in a class action lawsuit against Firestone that resulted in dozens of fatalities and thousands of serious blowouts. Mr. Ruiz was also hired as local counsel by numerous out of state law firms that had pending cases in Florida courts. The cases, in aggregate, settled for more than $30 million. Mr. Ruiz also represented the families of crash victims in a wrongful death suit against Chalk’s International Ocean Airway. Mr. Ruiz was the first lawyer to file a limited fund class action. The case settled for a confidential agreed amount.

Skills & Expertise: Mr. Ruiz brings to the Board leadership, legal, strategic, operational, brand management, and data analytics expertise from his expansive legal career, business background, and use of technology in his law practice. He has experience formulating legal strategy and case development from his work leading La Ley con John H. Ruiz. Mr. Ruiz has vast leadership and business strategy experience having founded or led companies across a variety of sectors, including legal, media, aviation, and manufacturing companies. Mr. Ruiz designed and developed information systems that streamlined his law practice and algorithms that analyze terabytes of data to identify and pursue recoveries in a variety of lawsuits. Mr. Ruiz’s mastery of brand development is evidenced by his

2024 LifeWallet Proxy Statement

pioneering of panel format television and radio to reach audiences, and his recent development of LifeWallet Sports to raise brand awareness through college athlete spokespersons.

2024 LifeWallet Proxy Statement

Frank C. Quesada
Founder & Chief Legal Officer
Director since: 2022
Age: 44
Committees: Nominating & Corporate Governance

Experience: Frank C. Quesada is a founding member of LifeWallet and has served as Chief Legal Officer since its inception. Mr. Quesada is also a Partner at MSP Recovery Law Firm. With over 16 years of healthcare and complex commercial litigation experience, Mr. Quesada oversees LifeWallet’s in-house attorneys and several nationally recognized law firms that assist MSP Recovery Law Firm in their recovery efforts. Additionally, he develops LifeWallet’s legal strategies and spearheads execution. Notably, Mr. Quesada led the execution of federal appellate strategies in MSP Recovery cases resulting in landmark legal victories and new Medicare Secondary Payer Act precedent benefitting Medicare entities across the country. These legal victories include MSP Recovery, LLC v. Allstate Ins. Co. (11th Cir. 2016); MSPA Claims 1, LLC v. Tenet Fla. Inc. (11th Cir. 2019); MSPA Claims 1, LLC v. Kingsway Amigo Ins. Co. (11th Cir. 2020); and MSP Recovery Claims, Series LLC v. ACE Am. Ins. Co. (11th Cir. 2020). Mr. Quesada currently serves on the Board of Directors of USA Water Polo, Inc.

Skills & Expertise: Mr. Quesada brings to the Board leadership, legal, strategic, operational, governmental, business development, and data analytics expertise. Mr. Quesada brings to the Board leadership, legal, strategic, operational, governmental, business development, and data analytics expertise. Mr. Quesada brings a depth of legal and strategic experience from years of complex commercial litigation. Having served in elected office, Mr. Quesada leverages years of experience navigating the political landscape, creating and influencing policy. This experience carries over to the business world, making Mr. Quesada an effective communicator and advocate on behalf of the Company with bankers and potential clients. Prior to the Company and MSP Recovery Law Firm, Mr. Quesada managed his own law firm, overseeing attorneys with a substantial case load in the hospitality industry.

2024 LifeWallet Proxy Statement

Ophir Sternberg
Board Member
Director since: 2022
Age: 54

Experience: Ophir Sternberg is a Board Member of the Company, and was previously the Chairman, President and Chief Executive Officer of Lionheart Acquisition Corporation II, the SPAC through which the Company became publicly traded. Mr. Sternberg is the Founder and Chief Executive Officer of Miami/Fort Lauderdale based Lionheart Capital, founded in 2010. Mr. Sternberg began his career assembling, acquiring, and developing properties in emerging neighborhoods in New York City, which established his reputation for identifying assets with unrealized potential and combining innovative partnerships with efficient financing structures to realize above average returns. Mr. Sternberg came to the United States in 1993 after completing three years of military service within an elite combat unit for the Israeli Defense Forces. In March 2020, Mr. Sternberg became Chairman of Nasdaq-listed OPES, which combined with BurgerFi on December 16, 2020 and Mr. Sternberg is the Executive Chairman of the post-combination Nasdaq-listed company, BurgerFi International, Inc. (NASDAQ: BFI). On October 11, 2021, BurgerFi, led by Mr. Sternberg as Executive Chairman, announced the acquisition of Anthony’s Coal Fired Pizza & Wings, creating a multi-brand platform of premium casual restaurant concepts. BurgerFi currently has 168 systemwide restaurant locations across the country through its two premium casual dining brands, with 60 Anthony’s locations and 108 BurgerFi locations. Mr. Sternberg is also the Chairman, President, and Chief Executive Officer of Lionheart III Corp, a SPAC that was originally formed for a $100 million raise, but on November 8, 2021, closed on its initial public offering at an upsized $125 million. Lionheart III Corp, under the ticker symbol LION, was welcomed into the Nasdaq family. On July 26, 2022, Lionheart III announced its business combination agreement with Security Matters Limited (“SMX”) (ASX:SMX), a publicly traded company on the Australian Securities Exchange, bringing the expected combined entity value to $360M. SMX creates a sustainable system within the current supply chain, designed for the 21st century economy. The SMX business combination, which closed on March 8, 2023, resulted in the simultaneous de-listing of SMX in Australia and its re-listing on the Nasdaq. Mr. Sternberg remains as a director of the combined company.

Skills & Expertise: Mr. Sternberg brings to the Board leadership, strategic, operational, finance and business structuring, and capital markets experience. Mr. Sternberg brings to the Board leadership, strategic, operational, finance and business structuring, and capital markets experience. Mr. Sternberg is qualified to serve as a director due to his extensive experience in both the public and private company sectors. Having successfully launched a number of public companies, Mr. Sternberg is intimately familiar with the capital markets and large scale financing. Mr. Sternberg serves on the board of several public companies, and has led successful corporate growth strategies. Mr. Sternberg’s leadership qualities are demonstrated in his leadership positions over a variety of business sectors, including healthcare, hospitality, and technology.

2024 LifeWallet Proxy Statement

Beatriz M. Assapimonwait
Board Member
Director since: 2022
Age: 62
Committees: Compensation

Experience: Beatriz (Betty) Assapimonwait has over 40 years of experience in the managed health care industry. Ms. Assapimonwait was, up until August 2021, Regional President for the South Florida region at Humana Inc. (NYSE:HUM) (“Humana”), one of the largest private insurance health insurers in the U.S. with a focus on administering Medicare Advantage plans. In her role at Humana, Ms. Assapimonwait was responsible for developing market strategies and leading all market operations for all Medicare lines of business, including HMOs and PPOs for the South Florida region. Prior to her role at Humana, she served as CEO of Family Physicians of Winter Park, Inc., until its acquisition by Humana, where from December 2016 to July 2019, she led the strategic and operational efforts of a global risk MSO with 22 primary clinics in the Central Florida Region. Additionally, she served as the Vice President of Medicare Advantage Prescription Drug Plans at Aetna, Inc. from November 2014 to November 2016; Chief Operations Officer at Innovacare Health, from January 2014 to October 2014; Founder and President of Seven Stars Quality Healthcare, from July 2013 to December 2013; and Regional President for the North Florida region at Humana, from January 2009 to June 2013. Ms. Assapimonwait served on the board of directors and was Chair of the Strategy and Operations Committee of CareMax Inc. (Nasdaq:CMAX) from September 2021 to October 2023. She earned her Bachelor of Arts degree from Florida International University in 1983, and is certified in Healthcare Compliance by the Health Care Compliance Association and in HIPAA Compliance from Kennesaw State University. She has won several awards and commendations, including being a Stevie Award Finalist of the American Business Awards for Best Customer Service Organization in 2004 and appointed Preceptor and Clinical Adjunct Faculty for the Healthcare Administration Program in 1997 at the University of Houston-Clear Lake.

Skills & Expertise: Ms. Assapimonwait brings to the Board leadership, strategic, operational, and healthcare industry experience. Ms. Assapimonwait brings to the Board leadership, strategic, operational, and healthcare industry experience. A proven effective leader, Ms. Assapimonwait has served in director and officer positions for large-scale healthcare companies, leading strategy and operations initiatives. Ms. Assapimonwait has relevant experience in the pharmaceutical industry and with Medicare Advantage drug plans.

2024 LifeWallet Proxy Statement

Michael F. Arrigo
Board Member
Director since: 2022
Age: 65
Committees: Audit, Compensation

Experience: Michael F. Arrigo is a co-founder and the chief executive officer of No World Borders, Inc., a healthcare data, regulations, and economics firm, where he advises MAOs who provide health insurance under Part C of the Medicare Act. He serves as an expert witness regarding medical coding and medical billing, fraud damages, HIPAA privacy, and Electronic Health Record software. Prior to his current role, Mr. Arrigo served as Vice President at First American Financial (NYSE: FAF) from October 2002 to February 2007, overseeing eCommerce and regulatory compliance technology initiatives for top mortgage banks; Vice President of Fidelity National Financial (NYSE: FNF) from 2002 to 2003; chief executive officer of one of the first cloud-based billing software companies, Erogo, from 2000 to 2002; Vice President of Marketing for an email encryption and security software company until its acquisition by a company that merged into Axway Software SA (Euronext: AXW.PA) from 1999 to 2000; CEO of LeadersOnline, an online recruiting venture of Heidrick & Struggles from 1997 to 1999; management consultant to Hewlett Packard, Oracle, and Symantec from 1994 to 1997; Vice President of Marketing for a software company acquired by a company that merged into Cincom Systems from 1992 to 1994; Product Manager at Ashton-Tate from 1987 to 1992 responsible for database software products including Microsoft/Sybase SQL Server. Mr. Arrigo earned his Bachelor of Science in Business Administration from the University of Southern California in 1981. His post-graduate studies include biomedical ethics at Harvard Medical School, biomedical informatics at Stanford Medical School, blockchain and crypto-economics at the Massachusetts Institute of Technology, and training as a Certified Professional Medical Auditor (CPMA), and the Wharton School in corporate governance.

Skills & Expertise: Mr. Arrigo brings to the Board leadership, strategic, regulatory, information technology, finance, and Medicare Advantage industry experience. Mr. Arrigo brings to the Board leadership, strategic, regulatory, information technology, finance, and Medicare Advantage industry experience. Mr. Arrigo has broad business experience. Mr. Arrigo is a data specialist, familiar with data management and analysis and across the healthcare industry spectrum. He is admitted as an expert in court in healthcare privacy and cybersecurity, medical billing, medical coding, electronic health records, fraud damages, fair market value physician compensation, and corporate governance. He led the Sarbanes Oxley internal audit for a public Fortune 100 firm in compliance with the Public Company Accounting Oversight Board (PCAOB) Standards. He qualifies as a financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Having served in senior leadership positions at various information technology and finance companies, Mr. Arrigo is a proven valuable advisor and strategist.

2024 LifeWallet Proxy Statement

Thomas Hawkins
Board Member
Director since: 2022
Age: 63
Committees: Audit

Experience: Since March 2023, Thomas Hawkins has served on the board of directors of SMX (Security Matters) Public Limited Company, a technology company that enables materials to carry a history that can be authenticated through organization, use, recycle, and multiple reuse cycles; he is also a member of the company’s Risk and Audit Committee. Mr. Hawkins previously served as a Management Consultant for MEDNAX, Inc. from February 2014 to December 2017, after serving as General Counsel and Board Secretary from April 2003 to August 2012. Prior to that, Mr. Hawkins worked for New River Capital Partners as a Partner from January 2000 to March 2003; AutoNation, Inc. as Senior Vice President of Corporate Development from May 1996 to December 1999; Viacom, Inc. as Executive Vice President from September 1994 to May 1996; and Blockbuster Entertainment Corporation as Senior Vice President, General Counsel, and Secretary from October 1989 to September 1994. Mr. Hawkins currently serves on the board of directors of the Alumni Association of the University of Michigan, holding the position of Treasurer and thus leading the Finance Committee of the board. Mr. Hawkins received his Juris Doctor from Northwestern University in 1986 and his A.B. in Political Science from the University of Michigan in 1983.

Skills & Expertise: Mr. Hawkins brings to the Board leadership, finance, business, legal, and finance experience. Mr. Hawkins brings to the Board leadership, finance, business, legal, and finance experience. Mr. Hawkins led companies across a variety of industries, including finance, entertainment, information technology, and retail sales. An experienced advisor, Mr. Hawkins is qualified to serve as a director due to his experience as a senior executive and chief legal officer at several public companies (including his experience acquiring companies and in finance) and with counseling and serving on boards of directors.

2024 LifeWallet Proxy Statement

Roger Meltzer
Board Member
Director since: 2022
Age: 73
Committees: Audit

Experience: Mr. Meltzer practiced law at DLA Piper LLP from 2007 and held various roles: Global Co-Chairman (2015—2020), and currently as Chairman Emeritus; Americas Co-Chairman (2013—2020); Member, Office of the Chair (2011—2020); Member, Global Board (2008-2020); Co-Chairman, U.S. Executive Committee (2013—2020); Member, U.S. Executive Committee (2007—2020); and Global Co-Chairman, Corporate Finance Practice (2007—2015). Prior to joining DLA Piper LLP, Mr. Meltzer practiced law at Cahill Gordon & Reindel LLP from 1977—2007, and was a partner from 1984—2007, where he was, among other things, a member of the Executive Committee from 1987—2007. Mr. Meltzer currently serves on the Advisory Board of Harvard Law School Center on the Legal Profession (May 2015—Present) and the Board of Trustees; New York University Law School (September 2011—Present); and previously served on the Corporate Advisory Board at John Hopkins, Carey Business School (2009—2012). Mr. Meltzer previously served on the board of directors of Lionheart II Corp (March 2021—May 2022); Lionheart III Corp (March 2021—August 2022); Haymaker Acquisition Corp. III (February 2021—July 2022); certain subsidiaries of Nordic Aviation Capital (December 2021—April 2022); the Legal Aid Society (November 2013—January 2020); Hain Celestial Group, Inc. (December 2000—February 2020); American Lawyer Media (January 2010—July 2014); and the Coinmach Service Corp. (December 2009—June 2013). Mr. Meltzer has received several awards and honors, and has been actively involved in philanthropic activity throughout his career. Mr. Meltzer received Juris Doctor degree in law from New York University School of Law and an A.B. from Harvard College. Mr. Meltzer currently sits on a number of boards, including Haymaker Acquisition Corp. 4 since February 2021; Ubicquia LLC since February 2021; MSP Recovery, Inc. since May 2022; Aearo Holding LLC since June 2022; Empatan Public Limited Company since August 2022; AID Holdings II since January 2023; Klein Hersh since February 2023; Cyxtera Technologies, Inc. since April 2023; John C. Heath, Attorney at Law PC d/b/a/ Lexington Law since May 2023; Elixir, a subsidiary of Rite Aid, since August 2023; SK Neptune Husky Intermediate I S.a.r.l. and related affiliates since November 2023; Careismatic Brands Inc. since November 2023; and Audacy Inc., since November 2023.

Skills & Expertise: Mr. Meltzer brings to the Board legal, finance, business, and leadership experience. Mr. Meltzer brings to the Board legal, finance, business, legal, and leadership experience, and is qualified to serve as a director due to his experience representing clients on high-profile, complex matters and his leadership qualities in managing large organizations. During his tenure, Mr. Meltzer led of a small group of senior executives that managed the firm through a cyberattack.

2024 LifeWallet Proxy Statement

Board Diversity Matrix

(as of May 15, 2024)	Male	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	6	1
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic, Latino or Latina	3
Native Hawaiian or Pacific Islander
White	4
Two or More Races or Ethnicities
LGBTQ+	1
Undisclosed

Vote Required and Board Recommendation

The vote required to elect our two Class II directors named in this proxy statement, each for a three-year term expiring at the 2027 Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes of the shares of Common Stock cast at the Annual Meeting. The Board recommends that you vote “FOR” the re-election of each of the Class II director nominees named in this proxy statement.

2024 LifeWallet Proxy Statement

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte as LifeWallet’s independent registered public accounting firm to audit the consolidated financial statements of LifeWallet for the fiscal year ending December 31, 2024, which will include an audit of the effectiveness of LifeWallet’s internal control over financial reporting.

A representative of Deloitte is expected to be present at the meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of our independent registered public accounting firm is a matter of good corporate practice. In the event that this selection is not ratified by the affirmative vote of a majority of the shares cast during the meeting or by proxy of stockholders entitled to vote at the meeting, the appointment of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of LifeWallet and our stockholders.

Principal Accounting Fees and Services

The following is a summary of the fees billed to us by Deloitte & Touche LLP (“Deloitte”) for professional services rendered for the fiscal years ending December 31, 2023 and 2022.

Accounting Fees and Services
Fee Category	2022	2023
Audit Fees	$1,444,002	$1,475,236
Audit-Related Fees	$895,821	$226,895
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,339,823	$1,702,131

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by Deloitte were for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Annual Report on Form 10-K filed with the SEC, and for services that are normally provided by the independent registered certified public accountants in connection with such filings, including amendments, or engagements for the fiscal year ended December 31.

Audit Related Fees. This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees that would normally be disclosed under this category include consultation regarding our correspondence with the SEC and other accounting consulting.

2024 LifeWallet Proxy Statement

Tax Fees. This category consists of professional services rendered by our independent registered public accounting firm for tax compliance, tax advice and tax planning. The services for the fees that would normally be disclosed under this category include tax return preparation and technical tax advice.

All Other Fees. This consists of fees billed for products and services other than those described above.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy to review and approve the engagement of our independent auditors to perform audit services and any permissible non-audit services.

Vote Required and Board Recommendation

The vote required for the ratification of the selection of Deloitte as our auditor is the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board recommends that you vote “FOR” the ratification of the selection of Deloitte as our auditor.

2024 LifeWallet Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Ethics

Our Board is committed to sound corporate governance principles and practices. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, our Board adopted Corporate Governance Guidelines applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. A copy of our Corporate Governance Guidelines is available on our corporate website at https://investor.lifewallet.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The information on our website shall not be deemed incorporated by reference in this Proxy Statement. You also may obtain without charge a printed copy of the Corporate Governance Guidelines by sending a written request to: LifeWallet General Counsel, 2701 South Le Jeune Road, Floor 10, Coral Gables, Florida 33134.

Corporate Responsibility

Using proprietary data and analytics, we discover and recover improper healthcare related payments, thus reducing the financial burden on healthcare entities, which should contribute to lower health insurance costs and the availability of government funded health programs for years to come. In our pursuit, we endeavor to make the right decisions with integrity, corporate responsibility, and ethics to protect and enhance the interests of all stakeholders.

We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of race, color, citizenship, religion, creed, national origin, ancestry, gender, sexual orientation, age, marital status, veteran status, disability, medical condition, or any other status protected by applicable law. Our global employment policies and compliance trainings prohibit such discrimination and harassment. Our management team and employees are also expected to exhibit and promote honest, ethical, and respectful conduct in the workplace. Moreover, we believe our values-based culture is a critical component to our success and our employees are critical to the success of the Company. We strive to create a supportive environment, where employees can contribute, learn, and grow in their careers. LifeWallet also prioritizes employee development and training, which we believe has a direct impact on employee growth, engagement, and retention.

Board of Directors

The business and affairs of the Company are managed by or under the direction of the Board. The Board is currently composed of seven members.

The Board held 14 meetings and acted by written consent without a meeting on 14 occasions during the year ended December 31, 2023. In 2023, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.

Board Committees

Pursuant to our bylaws, our Board may establish one or more committees of the Board however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

2024 LifeWallet Proxy Statement

The standing committees of our Board currently include an Audit Committee, a Cybersecurity Subcommittee of the Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees reports to the Board as such committee deems appropriate and as the Board may request.

The Company’s Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Directors are available on the Company’s website, https://investor.lifewallet.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The Company shall provide to any person without charge, upon request, a copy of any of the foregoing materials. Any such request must be made in writing to the General Counsel of the Company, c/o MSP Recovery, Inc., 2701 S. Le Jeune Road, Floor 10, Coral Gables, Florida 33134.

The composition, duties, and summary of responsibilities of these committees are as follows:

Committee Composition
Board Member	Audit Committee	Compensation Committee	Nom. & Corp. Governance Committee
John H. Ruiz			Chair
Frank C. Quesada			Member
Ophir Sternberg
Beatriz M. Assapimonwait		Member
Michael Arrigo	Member	Chair
Thomas Hawkins	Chair
Roger Meltzer	Member

Audit Committee

Mr. Hawkins, Mr. Meltzer, and Mr. Arrigo serve on the Audit Committee. Mr. Hawkins qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and serves as Chairperson of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. According to its charter, the Audit Committee shall consist of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements of Nasdaq, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). The Audit Committee’s charter is available on our website at https://investor.lifewallet.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The information on our website shall not be deemed incorporated by reference in this proxy statement. The Audit Committee held nine meetings and acted by written consent without a meeting on three occasions during the year ended December 31, 2023.

2024 LifeWallet Proxy Statement

The Audit Committee’s charter describes the primary functions of the Audit Committee, including, but not limited to, the following:

A.
Oversight of the Independent Auditor
•
retention of the independent auditor;
•
assessment the independent auditor’s independence;
•
evaluation of the qualifications and performance of the independent auditors;
•
oversight of the work of the independent auditor;
•
establish the terms of the audit engagement;
•
consider rotation of the independent auditor; and
•
consider for approval services proposed by the independent auditor for the Company.
B.
Financial Statements and Other Financial Disclosures
•
review and discuss with management and the independent auditor critical accounting policies and practices used by the Company and consider significant changes thereto;
•
review and discuss with management and the independent auditor the audited and unaudited financial statements;
•
submit an annual audit committee report for inclusion in the proxy statement or annual report; and
•
review earnings releases with management and the independent auditor.
C.
Controls and Procedures
•
oversee management’s design and maintenance of the Company’s internal control over financial reporting, disclosure controls, and procedures;
•
review and discuss with management and the independent auditor the certifications and related disclosures by the CEO and CFO in periodic reports; and
•
maintain policies regarding the hiring of employees and former employees of the independent auditor.
D.
Risk Management, Compliance, and Ethics
•
review and discuss with management and the independent auditor significant risks or exposures, including cybersecurity, privacy standards, and the Company’s policies and processes with respect to risk assessment and risk management;

2024 LifeWallet Proxy Statement

•
review legal, regulatory, and compliance matters, the Company’s Code of Business Conduct and Ethics for changes deemed necessary, and requested waivers;
•
establish “whistleblower” procedures; and
•
review related person transactions and other significant conflicts of interest.
E.
Self-Evaluation, Reporting, and Other
•
conduct period self-evaluations of the Audit Committee performance;
•
report regularly to the Board of Directors; and
•
undertake such other responsibilities delegated to the Audit Committee from time to time.

Compensation Committee

Mr. Arrigo and Ms. Assapimonwait serve on the Compensation Committee. Mr. Arrigo serves as the Chairperson of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Compensation Committee’s responsibilities and how they will be carried out. The Compensation Committee’s charter is available on our website at https://investor.lifewallet.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The information on our website shall not be deemed incorporated by reference in this proxy statement. The Compensation Committee may delegate any of its responsibilities to one or more subcommittees as the Compensation Committee may from time to time deem appropriate. The Compensation Committee held three meetings and acted by written consent without a meeting on one occasion during the year ended December 31, 2023.

The Compensation Committee’s duties, which are specified in our Compensation Committee’s charter, include, but are not limited to:

A.
Compensation Oversight
•
establish and oversee compensation philosophy and programs;
•
review and approve corporate goals and objectives relevant to officer compensation;
•
evaluate the CEO and other executive officers’ performance against corporate goals and objectives;
•
review and approve employment, compensation, benefit, and severance agreements;
•
review management compensation programs and recommend modifications;
•
approve special perquisites and other compensation and benefit arrangements;
•
review, approve, recommend, and administer equity-based compensation plans;

2024 LifeWallet Proxy Statement

•
review and approve non-equity based compensation plans;
•
after the Company ceases to be an “emerging growth company,” (i) review compensation to assess whether policies and practices could lead to excessive risk taking behavior, (ii) conduct a say-on-pay vote and recommend the frequency of say-on-pay votes, and (iii) produce a report on executive compensation if required, review and discuss with management the “Compensation Discussion and Analysis” required by the SEC;
•
assess engagement agreements with, and the work of, compensation consultants;
•
if the Company ceases to be a “controlled company” assess the independence of compensation consultants and other advisors to the committee;
•
recommend to the Board for approval general principles for determining director compensation; periodically review executive officer stock ownership; and
•
review and oversee stockholder proposals relating to compensation matters.
B.
Self-Evaluation, Reporting, and Other
•
conduct period self-evaluations of the Compensation Committee performance;
•
report regularly to the Board of Directors; and
•
undertake such other responsibilities delegated to the Compensation Committee from time to time.

The charter provides that the Compensation Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company, and, subject to the direction of the Board, the Committee is authorized and delegated the authority to act on behalf of the Board with respect to any matter it determines to be necessary or appropriate to the accomplishment of its purposes.

The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

So long as the Company remains a “controlled company” under the rules applicable to companies listed on the Nasdaq Stock Market, each member of the Committee shall not be required to be an “independent” director in accordance with the applicable listing standards of Nasdaq, including for the purposes of serving on the Compensation Committee. If the Company ceases to be a “controlled company,” the Committee shall assess the independence of compensation consultants, legal, and other advisers to the Committee, taking into consideration the factors specified in the listing standards of Nasdaq prior to the retention of any advisers to the Committee, and annually or from time to time as the Committee deems appropriate.

The Committee shall recommend to the Board for approval general principles for determining the form and amount of director compensation, and, subject to such principles, shall evaluate annually the status

2024 LifeWallet Proxy Statement

of Board compensation in relation to comparable U.S. companies (in terms of size, business sector, etc.), reporting its findings and recommendations to the Board for approval.

Compensation Consultant

In December 2022, the Company engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), to conduct executive compensation consulting services. Pearl Meyer reports directly to the Compensation Committee. While conducting assignments, Pearl Meyer interacts with the Compensation Committee, members of the Board of Directors, and senior management as needed. The Compensation Committee has the sole discretion to retain or obtain advice from, oversee, and terminate any compensation consultant, legal counsel, or other adviser to the Committee, and is directly responsible for the appointment, compensation, and oversight of any work of such adviser retained by the Committee. The Company will provide appropriate funding (as determined by the Committee) for the payment of reasonable compensation to any such adviser.

The scope of the Pearl Meyer engagement includes assisting the Committee as requested in pre-planning meetings to discuss and finalize the Committee agendas and review materials to be presented to the full Committee; work with the Company or its outside counsel to review proxy disclosures pertaining to executive compensation; issue an annual letter to the Committee which will summarize its annual advisory services and independence as required under Nasdaq rules; assist counsel as necessary to develop the descriptive text to properly support the executive compensation disclosure tables; and work directly with the Compensation Committee to develop the Compensation Committee Report.

The Compensation Committee evaluated the independence of Pearl Meyer to assess whether their work raised conflicts of interest under Nasdaq listing standards and SEC rules. Based on this review, Pearl Meyer was determined to be independent and their work did not raise any conflicts of interest.

Nominating and Corporate Governance Committee

Messrs. Ruiz and Quesada serve on the Nominating and Corporate Governance Committee. Mr. Ruiz serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Nominating and Corporate Governance Committee’s responsibilities and how they will be carried out. The Nominating and Corporate Governance Committee’s charter is available on our website at https://investor.lifewallet.com, in the “Documents & Charters” section in the “Corporate Governance” tab. The information on our website shall not be deemed incorporated by reference in this proxy statement. The Nominating and Corporate Governance Committee held one meeting during the year ended December 31, 2023.

The Nominating and Corporate Governance Committee’s duties, which are specified in our Nominating and Corporate Governance Committee’s charter, include, but are not limited to:

A.
Nominating and Governance Oversight
•
identify, screen, and recommend director candidates for election or re-election;

2024 LifeWallet Proxy Statement

•
oversee Company policies and procedures with respect to director candidates;
•
review and recommend for modification, approval, and disclosure of policies and procedures for identifying and screening board nominees, criteria used for evaluation of board member nominees, and policies regarding diversity of the board;
•
annually review relationships between the directors and the Company for independence;
•
assess the appropriateness of directors continuing to serve on the Board;
•
assess periodically the size and composition of the Board and recommend changes;
•
review the Board’s leadership structure and recommend changes;
•
review the Board committee structures and recommend committee appointments;
•
develop, oversee, and coordinate with management on director orientation programs;
•
recommend to the Board the methodology for and coordinate and oversee the periodic self-evaluation of the Board and its committees;
•
develop and recommend to the Board, and periodically review and recommend modifications to, the Corporate Governance Guidelines and other governance policies of the Company; and
•
review and report on or make recommendations to the Board about significant emerging corporate governance issues and practices.
B.
Self-Evaluation, Reporting, and Other
•
conduct period self-evaluations of the Nominating and Corporate Governance Committee performance;
•
report regularly to the Board of Directors; and
•
undertake such other responsibilities delegated to the Nominating and Corporate Governance Committee from time to time.

Process and Considerations for Nominating Board Candidates

The Board’s objective is that its membership be composed of a diverse group of experienced and dedicated individuals. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, recruiting, and recommending qualified candidates to the Board for nomination or election and for filling vacancies occurring between annual meetings of stockholders. Candidates for membership on the Board will be reviewed in the context of the existing membership of the Board, the operating requirements of the Company, and the long-term interests of stockholders. A director’s qualifications in light of these criteria are considered at least each time such director is renominated for Board membership. The Nominating and Corporate Governance Committee may apply several

2024 LifeWallet Proxy Statement

criteria in selecting nominees. At a minimum, the Nominating and Corporate Governance Committee considers:

•
Personal qualities and characteristics, accomplishments and reputation in the business community;
•
Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;
•
Ability and willingness to commit adequate time to Board and committee matters;
•
The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial, and responsive to the needs of the Company; and
•
Diversity of viewpoints, background, experience and other demographics.

Board Operations

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company. The Board’s responsibility is one of oversight, and in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.

The Board selects its chairperson and the Company’s Chief Executive Officer in the manner and based on the criteria that the Board deems appropriate. Therefore, the Board does not have a policy on whether the roles of Chairperson and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent directors. At the present time, Mr. Ruiz serves as the Chairperson of the Board. The Board believes that the current leadership structure is in the best interest of the Company and its stockholders given Mr. Ruiz’s role in co-founding and leading the Company. Mr. Ruiz possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company in its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, and clients.

In addition, the Board believes that the leadership structure enables the Board to focus on key policy and operational issues and helps the Company operate in the best interests of its stockholders. The Board has not designated a lead director. The independent directors call, plan, and chair their executive sessions collaboratively and, between board meetings, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors. The Company believes that these arrangements afford the independent directors sufficient resources to supervise management effectively, without being overly engaged in day-to-day operations.

2024 LifeWallet Proxy Statement

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to cyber, liquidity, credit, operations, and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our Board has determined that five of our directors, Michael F. Arrigo, Beatriz Assapimonwait, Thomas Hawkins, Ophir Sternberg, and Roger Meltzer, qualify as “independent” directors within the meaning of the independent director guidelines of Nasdaq and applicable SEC rules. The Nasdaq independence definition includes a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with us that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. As part of the Board’s determination, among other factors, the Board considered certain relationships of directors, including employment by LifeWallet.

Anti-Hedging and Anti-Pledging Policies

The Company has policies prohibiting (1) each director, officer, consultant, and employee of the Company from trading in options, puts and calls or similar instruments on securities of the Company, including shares of Common Stock or preferred stock and warrants (“LifeWallet Securities”), or selling LifeWallet Securities “short,” including a “sale against the box;” (2) each director, officer, and employee of the Company, each such person’s spouse, minor children and anyone else living in such person’s household, partnerships in which such person is a general partner, trusts of which such person is a trustee, estates of which such person is an executor and other equivalent legal entities that such person controls from holding LifeWallet Securities in margin accounts; and (3) each director, officer, consultant and employee of the Company from pledging LifeWallet Securities when he or she has knowledge of material information concerning the Company that has not been disclosed to the public.

Communications with the Company and the Board

Stockholders may communicate with the Company through its Investor Relations Department by writing to: Investor Relations, MSP Recovery, Inc., 2701 South Le Jeune Road, Floor 10, Coral Gables, Florida 33134 or via email at investors@lifewallet.com.

Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to MSP Recovery, Inc. Board of Directors, Attn: Corporate Secretary, 2701 South Le Jeune Road, Floor 10, Coral Gables, Florida 33134. The Corporate Secretary will forward all such

2024 LifeWallet Proxy Statement

communications directly to our Board, such Board committee, such individual director, or such group of directors, as applicable.

Householding of Meeting Materials

Unless we have received contrary instructions from one or more of the affected stockholders, we will send a single copy of our 2023 Annual Report and 2024 Proxy Statement or Notice of Internet Availability to any household at which two or more stockholders reside. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If, at any time, a stockholder no longer wishes to participate in “householding,” and would prefer to receive a separate copy of the 2023 Annual Report and 2024 Proxy Statement or Notice of Internet Availability, and/or wishes to receive separate copies of annual reports and proxy statements or Notices of Internet Availability in the future, or if, at any time, stockholders who share an address and receive separate copies of the 2023 Annual Report and 2024 proxy Statement or Notice of Internet Availability would like to receive a single copy of our annual report and proxy statement or Notice of Internet Availability in the future, such stockholder or stockholders may (1) notify its or their broker or brokers or (2) direct its or their written request to Investor Relations and General Counsel, MSP Recovery, Inc., 2701 South Le Jeune Road, Floor 10, Coral Gables, Florida 33134.

Upon written or oral request of a stockholder at a shared address to which a single copy of the 2023 Annual Report and 2024 Proxy Statement or Notice of Internet Availability was delivered, we will deliver promptly separate copies of these documents.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company’s securities with the SEC. Copies of the reports are required by SEC regulation to be furnished to the Company. We believe that, during 2023, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements, except for late Form 4 filings by each of the non-employee directors, Roger Meltzer, Thomas Hawkins, Michael Arrigo, and Ophir Sternberg, each dated December 21, 2023 to report the grant of stock pursuant to the Company’s Omnibus Incentive Plan dated May 3, 2022, that was issued on December 18, 2023.

2024 LifeWallet Proxy Statement

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

Audit Committee Report to Stockholders

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the Listing Rules. The Audit Committee operates under a written charter approved by the Board of Directors and held nine meetings in fiscal year 2023. A copy of the charter is available on the Company’s website at https://investor.lifewallet.com, in the “Documents & Charters” section in the “Corporate Governance” tab.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures, and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Internal Audit function. The Audit Committee has established a mechanism to receive, retain, and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2023 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2023 filed with the SEC.

2024 LifeWallet Proxy Statement

The Audit Committee also has appointed, subject to stockholder ratification, Deloitte as the Company’s independent registered public accounting firm for fiscal year 2024.

Respectfully submitted,
THE AUDIT COMMITTEE

Thomas Hawkins, Chair
Michael F. Arrigo
Roger Meltzer

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

2024 LifeWallet Proxy Statement

EXECUTIVE COMPENSATION

The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officers of LifeWallet for services rendered to LifeWallet in all capacities for the years indicated.

Summary Compensation Table [5]
Name and Principal Position	Year	Salary ($) [1]	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Comp. ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($) [2]	Total ($)
John H. Ruiz [3]	2023	$917,500	—	—	—	—	—	$89,832	$1,007,332
Chief Executive Officer	2022	$964,507	—	—	—	—	—	$427,382	$1,391,889
Frank C. Quesada [4]	2023	$600,000	—	—	—	—	—	$5,750	$605,750
Chief Legal Officer	2022	$318,339	—	—	—	—	—	$190,365	$508,704
Ricardo Rivera [5]	2023	$600,000	$75,000	—	—	—	—	—	$675,000
Chief Operating Officer	2022	$506,130		—	—	—	—	—	$506,130

1.
The salary amounts represent the actual amounts paid during the fiscal year. For Mr. Ruiz, his salary represents what was paid from January 1, 2023, until June 26, 2023, at which point Mr. Ruiz voluntarily reduced his salary to $35,000.
2.
Amounts reported in the “All Other Compensation” column reflect amounts paid to our named executive officers by the Law Firm for their services to the Company. The relationship between the Company and the Law Firm, which is an entity that is not part of the Business Combination, is fully described in “Certain Relationships and Related Party Transactions—Certain Relationships and Related Party Transactions-The Company—Legal Services-MSP Recovery Law Firm.” Except as detailed below, in 2023 and 2022, the total amount of perquisites and personal benefits for each of the NEOs was less than $10,000.
3.
All Other Compensation includes the cost of employee benefit plan premiums and other insurance benefits, and for 2022 and 2023, $89,832 per year paid by the Law Firm for life insurance premiums, and in 2022, $48,000 for personal security paid by Law Firm to a limited liability company.
4.
All Other Compensation includes the cost of employee benefit plan premiums and other insurance benefits, and for 2022 and 2023, $5,750 per year paid by the Law Firm for life insurance premiums.
5.
All Other Compensation includes the cost of employee benefit plan premiums and other insurance benefits.
6.
During the years 2023 and 2022, the NEOs did not receive stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation earnings.

Narrative Disclosure to Summary Compensation Table

For 2023, the principal elements of compensation provided to the named executive officers were base salaries, bonuses, and broad-based employee benefits.

Base Salary

During 2023, each of our named executive officers received an annual base salary from the Company as a fixed component of compensation. See the “Summary Compensation Table.” Base salaries were either determined when the named executive officers entered into their employment agreements

2024 LifeWallet Proxy Statement

or were determined by the Compensation Committee, and are intended to attract and retain individuals with superior talent commensurate with their relative expertise and experience. Considerations in determining base salary amounts include the executive’s performance, level of responsibility, experience, and comparative salaries in the marketplace.

Cash Bonus Compensation

The Company paid a cash performance bonus to Mr. Rivera during the fiscal year ended December 31, 2023.

Equity Compensation

The Company did not issue any equity compensation to the named executive officers during the fiscal year ended December 31, 2023. The Company intends to issue equity awards under the Incentive Plan, a copy of which is filed as an Exhibit 10.16 to our Form S-1 Registration Statement filed on November 30, 2022.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023, the named executive officers did not have any outstanding equity awards.

Fiscal Year 2023 Non-Employee Director Compensation Table

The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the fiscal year ended December 31, 2023. Other than as set forth in the table and described below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors. John H. Ruiz, our Chief Executive Officer, did not receive any compensation for his service as a member of our Board of Directors during 2023. Frank C. Quesada, our Chief Legal Officer, did not receive any compensation for his service as a member of our Board of Directors during 2023. To the extent applicable, we reimburse non-employee directors for travel expenses incurred in attending meetings of our Board of Directors or any committee thereof.

2023 Non-Employee Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation (1)
Ophir Sternberg	$146,100(1)	$165,900	—	—	—	$312,000
Beatriz Assapimonwait	$165,100(1)	$165,900	—	—	—	$331,000
Michael Arrigo	$196,100(1)	$165,900	—	—	—	$362,000
Thomas Hawkins	$181,100(1)	$165,900	—	—	—	$347,000
Roger Meltzer	$196,100(2)	$165,900	—	—	—	$362,000

1.
Includes $75,000 of cash compensation for additional services performed in connection with the Special Committee.
2.
Includes $100,000 of cash compensation for additional services performed in connection with the Special Committee.

2024 LifeWallet Proxy Statement

Narrative Disclosure to Non-Employee Director Compensation Table

During the fiscal year ended December 31, 2023, the Compensation Committee and the Board determined that each non-employee director was entitled to receive a $237,000 retainer per year regardless of committee services, paid in 30% cash and 70% equity. In addition to the $237,000 retainer for each non-employee director, some directors received additional payment as follows:

•
$35,000 cash retainer per year for the chairman of the Audit Committee or $25,000 cash retainer per year for each other member of the Audit Committee; and
•
$25,000 cash retainer per year for the chairman of the Compensation Committee or $19,000 cash retainer per year for each other member of the Compensation Committee.

Compensation for our non-employee directors is not limited to the payments determined by our compensation policies. Our non-employee directors remain eligible to receive equity awards and cash or other compensation as may be provided from time to time at the discretion of our Board. No such awards or payments were made in 2023.

Company Executive Officer and Director Compensation

The following disclosures concern employment agreements with the Company’s executive officers:

Employment Agreements. We have entered into employment agreements with John H. Ruiz and Frank C. Quesada.

Employment Agreement with John H. Ruiz

Mr. Ruiz serves as our Chief Executive Officer. Under the terms of his employment agreement, he will earn a base salary of not less than $1,800,000, subject to annual review for potential increase (but not decrease) by the Board. In addition, Mr. Ruiz is eligible to receive an annual cash performance bonus of up to 100% of his base salary, based upon the achievement of individual and Company performance objectives and subject to Board approval. In addition, Mr. Ruiz is entitled to: (i) participate in and be granted awards under the MSP Recovery Omnibus Incentive Plan effective as of May 18, 2022 at the discretion of the Board, (ii) participate in the employee benefit plans, including pension, medical, disability and life insurance offered by the Company, and (iii) reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses.

During the term of Mr. Ruiz’s employment agreement, he will be bound by non-competition and non-solicitation obligations. Upon a termination of Mr. Ruiz’s employment without Cause (as defined in his employment agreement) or the resignation by Mr. Ruiz for Good Reason (as defined in his employment agreement), Mr. Ruiz will be entitled to receive all accrued, determined and unpaid compensation, a pro-rata bonus payment for the fiscal year of termination based on actual performance results for the full annual performance period and a severance payment of Mr. Ruiz’ base salary for a period of six months after the date of termination.

Effective June 26, 2023, Mr. Ruiz voluntarily reduced his salary to $35,000. On April 12, 2024 the Board of Directors voted to reinstate Mr. Ruiz’s salary retroactively from January 1, 2024 in accordance with the terms of his employment agreement.

2024 LifeWallet Proxy Statement

Employment Agreement with Frank C. Quesada

Mr. Quesada serves as our Chief Legal Officer. Under the terms of his employment agreement, he will earn a base salary of not less than $600,000, subject to annual review for potential increase (but not decrease) by the Board. In addition, Mr. Quesada is eligible to receive an annual cash performance bonus of up to 100% of his base salary, based upon the achievement of individual and Company performance objectives and subject to Board approval. In addition, Mr. Quesada is entitled to: (i) participate in and be granted awards under the MSP Recovery Omnibus Incentive Plan effective as of May 18, 2022 at the discretion of the Board, (ii) participate in the employee benefit plans, including pension, medical, disability and life insurance offered by the Company, and (iii) reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses.

During the term of Mr. Quesada’s employment agreement, he will be bound by non-competition and non-solicitation obligations. Upon a termination of Mr. Quesada’s employment without Cause (as defined in his employment agreement) or the resignation by Mr. Quesada for Good Reason (as defined in his employment agreement), Mr. Quesada will be entitled to receive all accrued, determined and unpaid compensation, a pro-rata bonus payment for the fiscal year of termination based on actual performance results for the full annual performance period and a severance payment of Mr. Quesada’s base salary for a period of six months after the date of termination.

2024 LifeWallet Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Policy

Our Corporate Governance Guidelines requires us to avoid or adequately disclose related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the Audit Committee). Pursuant to our Related Person Transaction Policy, related-person transactions are defined as transactions or arrangements or a series of transactions or arrangements in which: (i) the Company (including, for the avoidance of doubt, its direct and indirect subsidiaries and controlled entities) participates (whether or not the Company is a party), and (ii) a Related Person has a direct or indirect material interest in such transaction. A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively or interferes (or appears to interfere) with the Company’s interests. Our Related Person Transaction Policy applies to: (i) Board members; (ii) Executive Officers; (iii) nominees for election to the Board; (iv) stockholders known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities; and (v) Immediate Family Members (as defined therein) of any of the foregoing persons.

Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The Committee shall review all Related Person Transactions reported to the Committee and may, in its discretion based upon a determination that such transactions are in the best interests of the Company and such other determinations as the Committee deems appropriate: (i) approve or ratify such transactions, as applicable, (ii) request that the transaction be modified as a condition to the Committee’s approval or ratification, or (iii) reject the transaction. Such transactions will require prior approval by our Audit Committee and, to the extent required by Section 144 of the DGCL, a majority of our disinterested directors or members of the committee to which such transaction is presented for approval. We will not enter into any such transaction unless our Audit Committee and, to the extent required by the DGCL, a majority of our disinterested directors or members of the committee to which such transaction is presented for approval determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Loans from Related Parties

During the year ended December 31, 2022, the Company issued an unsecured promissory note in an aggregate principal amount of $112.8 million (the “Promissory Note”) to the MSP Principals, in exchange for the MSP Principals agreeing to provide cash to pay transaction costs related to the Merger, pay down affiliate payable balances, and provide operating cash to the Company. In addition to the amounts in the Promissory Note, at the merger date with LCAP, the MSP Principals contributed $13.0 million through funds that had been loaned to VRM MSP to cover related service fees. The Promissory Note as well as the amount contributed at the merger date bears interest at an annual rate of 4%, payable in kind, and will mature on the four-year anniversary of the issuance. The Promissory Note is payable by the Company at any time, without prepayment penalties, fees, or other expenses.

2024 LifeWallet Proxy Statement

During the years ended December 31, 2023 and 2022, the Company recorded $5.0 million and $2.7 million, respectively, of interest expense related to the Promissory Note.

A portion of the proceeds under the Promissory Note in an amount equal to $36.5 million was advanced to the Law Firm, an affiliate of certain Members, for certain operating expenses pursuant to a legal services agreement. This amount is reflected in prepaid expenses and other current assets within the consolidated balance sheets and had a balance of $7.7 million and $26.9 million as of December 31, 2023 and 2022. The advances of Law Firm expenses are reflected in Professional fees - legal within the consolidated statement of operations. The advances are expensed as incurred, as the Company does not have recourse to any amounts incurred should Law Firm fail to secure recoveries, although it does have recourse to any amounts advanced that have not been incurred as an expense.

Under the legal services agreement, Company shall advance certain of Law Firm’s monthly expenses, including payroll and overhead; however, should Law Firm earn fees under the legal service agreements (the “Existing LSAs”) noted below, net of pre-existing obligations including payments to co-counsel sufficient to cover its monthly expenses, Company is entitled to reimbursement of the advance of said monthly expenses. Further, to the extent that Law Firm earns a surplus of fees in excess of its monthly expenses, said surplus shall be used to reimburse past amounts of Law Firm’s monthly expenses that Company advanced. For the years ended December 31, 2023 and 2022, approximately $19.2 million and $9.6 million, respectively, of the $36.5 million advanced by the Company to the Law Firm has been incurred for expenses pursuant to the legal services agreement.

Legal Services Agreement - Law Firm

Certain Company entities have previously entered into the Existing LSAs with the Law Firm, an affiliate of certain Members, for the recovery of Claims. Pursuant to the terms of the Existing LSAs, the Law Firm provides the Company with investigation, case management, research and legal services in the pursuit of recovery of Claims in exchange for a portion of the recovered proceeds relating to such Claims. The Existing LSAs also provide that the Law Firm serves as lead counsel or co-lead counsel for any litigation relating to such Claims. As of December 31, 2023 there was no amount due, as amounts paid through the prepaid noted above had covered amounts of existing LSAs due to the Law Firm for Claim recoveries. For the years ended December 31, 2023 and 2022, $19.2 million and $29.7 million, respectively, was included in Professional fees - legal for expenses related to the Law Firm in the consolidated statements of operations. The amounts are related to the payment of Law Firm expenses as noted above. For the year ended December 31, 2022, the Company issued Class A Common Stock shares to the Law Firm employees, which were deemed to be share based compensation. As such $20.1 million of expense was included within Professional fees - Legal for expenses related to the Law Firm in the consolidated statements of operations for the year ended December 31, 2022.

In addition, during fiscal year 2023, the Company issued an unsecured promissory note in an aggregate principal amount of $4.95 million to the Law Firm, to provide general operational funding (the “Law Firm Loan”). The aggregate unpaid principal amount of this promissory note is due 24 months from the date of the last advance from the Working Capital Credit Facility is made. This promissory note does not carry interest and is payable by the Company at any time, without prepayment penalties, fees, or other expenses. On March 4, 2024, the Board authorized the partial repayment of the Law Firm Loan in the amount of $0.4 million, which funds were to be used for the express purpose of paying property

2024 LifeWallet Proxy Statement

taxes on real property owned and pledged by the MSP Principals to HPH as collateral in connection with the Working Capital Credit Facility.

For the years ended December 31, 2023 and 2022, $0.3 million and $0.4 million, respectively, were included in cost of Claims recoveries for expenses related to the Law Firm in the consolidated statements of operations. For the year ended December 31, 2021, no amounts of cost of Claims recoveries for expenses related to the Law Firm were included in the consolidated statements of operations.

The Law Firm may also collect and/or hold cash on behalf of the Company in the ordinary course of business. As of December 31, 2023 and 2022, $0.8 million and $2.1 million, respectively, was due from the Law Firm and included in the consolidated balance sheets in Affiliate Receivable. In addition, the Company rents office space from the Law Firm as discussed in Note 8, Leases.

MSP Recovery Aviation, LLC

The Company may make payments related to operational expenses on behalf of its affiliate, MSP Recovery Aviation, LLC (“MSP Aviation”). The Company has made payments in the periods of the financial statements only related to specifically billed flights. As of both December 31, 2023 and 2022, $0.2 million was due from MSP Aviation and included in the consolidated balance sheets in Affiliate Receivable. For the years ended December 31, 2023 and 2022, $0.2 million, $0.4 million, respectively, was included in General and Administrative expenses related to MSP Aviation in the consolidated statements of operations. For the year ended December 31, 2021, the amount was included in General and Administrative expenses related to MSP Aviation in the condensed consolidated statements of operation.

Funds Held for Other Entities

The Company may collect and/or hold cash on behalf of its affiliates in the ordinary course of business. As of both December 31, 2023 and 2022, $19.8 million was due to affiliates of the Company and included in the consolidated balance sheets in Affiliate Payable. These amounts were primarily due to Series MRCS, and will be repaid either through excess cash flows from operations or other financing. During the year ended December 31, 2021, the Company also entered into a note payable with Series MRCS as outlined in Note 7, Intangible Assets, Net. As of both December 31, 2023 and December 31, 2022, the balance of the note payable was $0.5 million and included in the consolidated balance sheets in Claims financing obligation and notes payable.

As of December 31, 2023 and 2022, there were additional receivables from other affiliates of $0.2 million and $0.1 million, respectively. These were included in the consolidated balance sheets in Affiliate Receivable.

Virage Recovery Master, LP

On May 23, 2022 as part of the closing of the Business Combination, the Company acquired assets through the issuance of Up-C Units. In exchange for approximately 14.3 million Up-C Units, the Company acquired the rights to receive the distributable net proceeds (the “Proceeds”) of a portfolio of Claims owned by VRM MSP. Under this asset acquisition structure, the Company determined that the arrangements to acquire the rights to proceeds from certain Claims recovery rights along with the

2024 LifeWallet Proxy Statement

guarantee of the VRM Full Return (noted and defined below) result in the Company consolidating the Series. In connection with such transaction, the Company agreed to pay Virage an amount equal to the contributions by Virage to VRM MSP plus an annual rate of return of 20% (the “VRM Full Return”). Pursuant to the terms of the agreement with Virage, such amount is payable exclusively by any of the following means (or any combination thereof): (a) the Proceeds, net of expenses related to claim settlement, (b) a sale of certain reserved shares of Messrs. John H. Ruiz and Frank C. Quesada, and the delivery of the resulting net cash proceeds thereof to VRM, or (c) a sale of shares by the Company and delivery of the net cash proceeds thereof to VRM.

On April 12, 2023, we entered into an amendment (the “Virage MTA Amendment”) to the Virage MTA and Virage Guaranty pursuant to which the VRM Full Return payment due date was extended from May 23, 2023 until September 30, 2024, subject to acceleration upon certain triggering events. The Virage MTA Amendment changed the payment methods to Virage to exclusively be, in the following order of priority: (a) a first priority lien on all sources of revenue of the company not otherwise encumbered as of the date of the Virage MTA Amendment to the extent such revenues and liquidity exceed the amount of net of revenues necessary to establish and maintain an operating reserve (“Operating Reserve”) of $70 million (the Operating Reserve was reduced to $47.5 million on July 24, 2023) for certain Company expenses, (b) a sale of certain reserved shares of Messrs. John H. Ruiz and Frank C. Quesada, and the delivery of the resulting net cash proceeds thereof to VRM, (c) Parent’s sale of additional shares and delivery of proceeds to Virage, subject to certain anti-dilution provisions, (d) if not satisfied by the foregoing, a sale by Messrs. Ruiz and Quesada other shares of Messrs. Ruiz and Quesada, and the delivery of the resulting net cash proceeds thereof to VRM; provided that if the VRM Full Return is not fully paid by September 30, 2024 the VRM Full Return shall be payable by any of such payment methods in any order of priority. In addition, in connection therewith, Messrs. Quesada and Ruiz agreed to certain transfer restrictions applicable to their Common Stock, and agreed to effectuate sales of Company’s Class A Common Stock in certain circumstances.

On November 13, 2023, the Company entered into the Second Virage MTA Amendment that extended the VRM Full Return payment due date to December 31, 2024, subject to acceleration upon certain triggering events. Payment of the VRM Full Return obligation became a current liability as of December 31, 2023, and the Company does not currently have available liquidity to satisfy such obligations.

The Second Virage MTA Amendment also: (a) changed the Operating Reserve from $47.5 million to the budget of the Company (plus applicable taxes) plus 10%, and (b) required Virage and the Company negotiate and agree on a form of initial warrant and monthly warrant by no later than December 31, 2023. In addition, pursuant to the Second Virage MTA Amendment, on January 1, 2024, the Company was required to make a one-time, lump sum payment to Virage for the period starting May 24, 2023 and ending December 31, 2023, in one or a combination of: (a) cash, in an amount equal to 1.0% of each calendar month-end balance (which month-end balance shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and/or (b) warrants to purchase Class A Common Stock at $0.0001 per share, in an amount equal to the quotient of 1.0% of each calendar month-end balance (which month-end balance shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and the volume weighted average price of a share of our Class A Common Stock for the five day period prior to the issuance.

2024 LifeWallet Proxy Statement

Accordingly, the Company issued the VRM Warrants. The Initial Virage Warrant, as amended, was issued effective January 1, 2024 and entitles Virage to purchase 28,298,329 shares of Class A Common Stock, with an expiration date of January 1, 2026. In addition, Monthly Virage Warrants were issued for February 2024 entitling Virage to purchase 8,263,494 shares, March 2024 entitling Virage to purchase 11,955,994 shares, April 2024 entitling Virage to purchase 13,556,181 shares to settle interest payable due to Virage as of March 31, 2024, and May 2024 entitling Virage to purchase 9,758,569 shares. Until our obligations to Virage are paid in full, the Company has the option every month to continue to pay Virage in one or a combination of: (a) cash, in an amount equal to 1.0% of each calendar month-end balance (which month-end balance shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and/or (b) the issuance of subsequent Monthly Virage Warrants.

On April 1, 2024, the Company entered into the Third Virage MTA Amendment (the “Third Virage MTA Amendment”) which: (i) extended the VRM Full Return payment due date to September 30, 2025, subject to acceleration upon certain triggering events; (ii) the Company agreed that, after the Convertible Notes are fully satisfied, 25% of the Company’s portion of any net proceeds from the Yorkville SEPA would be used to pay down the VRM Full Return; and (iii) Messrs. John H. Ruiz and Frank C. Quesada would commence the sale of certain of their reserved shares, and the delivery of the resulting net cash proceeds thereof to VRM.

Working Capital Credit Facility Collateral

Pursuant to the Working Capital Credit Facility, and in order to secure those additional advances of Term Loan B beginning in January 2024, the Company approved for Messrs. Ruiz and Quesada to provide, as additional collateral, the following: (i) a pledge of the equity interests in an Affiliate of Messrs. Ruiz and Quesada; (ii) a mortgage on real property owned by an Affiliate of Messrs. Ruiz and Quesada, and (iii) a personal guaranty by Messrs. Ruiz and Quesada, as primary obligors, guaranteeing those additional advances of Term Loan B beginning in January 2024. On December 22, 2023, our Board approved the Company's payment of certain costs and fees (including legal fees) on behalf of Messrs. Ruiz and Quesada, associated with the mortgage granted in connection with said guaranty, totaling $0.1 million. On March 4, 2024, the Board authorized the partial repayment of the Law Firm Loan in the amount of $0.4 million, which funds were to be used for the express purpose of paying property taxes on real property owned and pledged by the MSP Principals to HPH as collateral in connection with the Working Capital Credit Facility.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by mail to MSP Recovery, Inc., 2701 South Le Jeune Road, Floor 10, Coral Gables, Florida 33134, by email at investors@lifewallet.com, or by phone at 305-614-2222.

2024 LifeWallet Proxy Statement

OTHER MATTERS

Except as described in this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters that require the vote of the shareholders, including a question of adjourning the Annual Meeting, properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment thereof.

Stockholders are referred to our Form 10-K for the year ended December 31, 2023 for financial and other information about the Company. In accordance with the rules of the SEC, we are furnishing our proxy materials, including this proxy statement and the Form 10-K, to our stockholders via the Internet at https://www.proxydocs.com/LIFW. In addition, such report and other reports we file with the SEC are available, free of charge, through the Investor Relations section of our website at https://investor.lifewallet.com. The information on our website shall not be deemed incorporated by reference in this proxy statement.

Copies of our Form 10-K for the year ended December 31, 2023, including the financial statements and the financial statement schedules (but excluding exhibits and information incorporated by reference), may be obtained without charge by first class mail or other equally prompt means within one business day of receipt of such request by writing to Investor Relations, General Counsel and Corporate Secretary, MSP Recovery, Inc., 2701 South Le Jeune Road, Floor 10, Coral Gables, Florida 33134 or by sending an email to investors@lifewallet.com. The SEC maintains a web site that contains our reports, proxy statements, beneficial ownership information and other information that we file electronically with the SEC. The address of this site is http://www.sec.gov.

By Order of the Board of Directors,

John H. Ruiz
Chief Executive Officer Chairman of the Board LifeWallet
May 15, 2024

2024 LifeWallet Proxy Statement

APPENDIX A

LifeWallet

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Scan QR for digital voting

MSP Recovery, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 29, 2024

Wednesday, June 26, 2024 10:00 AM, Eastern Time

The Annual Meeting will be held live via the Internet - Please visit www.proxydocs.com/LIFW for more details.

Internet:
www.proxypush.com/LIFW
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-460-4822
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/LIFW

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Eastern Time, June 26, 2024.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Ruiz and Frank Quesada (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MSP Recovery, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

LifeWallet Powered by MSP

MSP Recovery, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the two Class II directors of the Company as Class II directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal;	FOR	WITHHOLD		
	1.01 Michael F. Arrigo	☐	☐		FOR
	1.02 Thomas Hawkins	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the 2024 fiscal year; and	☐	☐	☐	FOR
3.	To transact any other business that is properly presented during the Annual Meeting or any adjournments or postponements of the Annual Meeting.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/LIFW

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________